                                                                   EXHIBIT 21.01


                            SOUTHWEST GAS CORPORATION

                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1999

                                                       STATE OF INCORPORATION
SUBSIDIARY NAME                                         OR ORGANIZATION TYPE
---------------                                      ---------------------------
LNG Energy, Inc.                                               Nevada
Paiute Pipeline Company                                        Nevada
Northern Pipeline Construction Co.                             Nevada
Southwest Gas Transmission Company                       Partnership between
                                                      Southwest Gas Corporation
                                                     and Utility Financial Corp.
Southwest Gas Capital I                                        Delaware
Utility Financial Corp.                                        Nevada